Exhibit 99.1

NETLIST RECEIVES INITIAL DETERMINATION IN INTERNATIONAL TRADE COMMISSION INVESTIGATION OF SK HYNIX

IRVINE, CALIFORNIA, April 16, 2018 - Netlist, Inc. (NASDAQ: NLST), today announced that Administrative Law Judge (ALJ) Pender of the United States International Trade Commission (ITC), issued an Initial Determination (ID) in Investigation No. 337-TA-1089 (the 1089 Investigation) of SK hynix RDIMM and LRDIMM enterprise memory products, Netlist’s second action in the ITC against SK hynix related to these products.

According to the ID, ALJ Pender granted SK hynix’s motion for summary determination of non-infringement and terminated the 1089 Investigation.  A public version of the ID will likely be available in the next two weeks, and the substance of the decision will remain confidential until then.  Netlist will determine at that time whether further comment on the ID is appropriate.

The ID is now subject to review by the ITC Commission.  Netlist intends to file a petition by the end of this month requesting that the Commissioners review the findings in the ID.  The ITC will issue a Final Determination (FD) at the conclusion of its review, likely in the next two to four months, which may affirm, set aside, or modify the findings in the ID.  Netlist will have the opportunity to appeal any adverse findings in the FD to the United States Court of Appeals for the Federal Circuit.

About Netlist, Inc.

Netlist provides high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions.  Flagship products NVvault® and EXPRESSvault® enable customers to accelerate data running through their servers and storage and reliably protect enterprise-level cache, metadata and log data by providing near instantaneous recovery in the event of a system failure or power outage.  HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions.  Netlist also resells component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers.  Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance.  Forward-looking statements contained in this news release include express or implied statements about the outcome of the Final Determination, including the timing of its issuance, and statements regarding Netlist’s actions in response to the Initial Determination or the Final Determination, including issuing further comments and filing petitions or appeals.

All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.  Netlist can provide no assurance regarding the outcome of the final review by the Commissioners at the ITC, and if the Final Determination concludes that Netlist’s patents were not violated or that remedies will not be imposed, then Netlist’s prospects and financial condition may be materially adversely affected.   These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 30, 2018, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events.  These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

The Plunkett Group

Mike Smargiassi/ Sharon Oh

NLST@theplunkettgroup.com

(212) 739-6729